UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 18, 2012

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, Rosetta Stone Ltd. (the “Company”), a subsidiary of Rosetta Stone Inc., entered into a letter agreement (“Letter Agreement”) dated June 18, 2012, with Pragnesh N. Shah, President, Global Consumer, in connection with his expatriate assignment to Tokyo, Japan.  The Letter Agreement provides certain benefits relating to his temporary international relocation including the following benefits:

•                  a cost of living allowance of US$7,685.00 per month;

•                  a monthly housing allowance JP¥1,400,000.00 per month;

•                  a furniture rental allowance of JP¥75,000.00 per month;

•                  a car allowance of US$1,000.00 per month;

•                  a lump sum relocation allowance of US$15,000.00 upon relocation and US$6,000.00 upon repatriation;

•                  reimbursement for, or payment of, the shipment of household goods, tax preparation services, annual home leave airfare for eligible dependents, and eligible dependents’ school tuition and related expenses; and

•                  a tax equalization benefit.

The above summary of the material provisions of the Letter Agreement is qualified in its entirety by reference to the full Letter Agreement, which is attached hereto as Exhibit 10.1.

A press release announcing the temporary relocation of Mr. Shah to the Rosetta Stone Tokyo office is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated June 18, 2012, between Rosetta Stone Ltd. and Pragnesh N. Shah.

99.1	Press Release, dated June 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012

	By:	/s/ Michael C. Wu
Name: Michael C. Wu
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated June 18, 2012, between Rosetta Stone Ltd. and Pragnesh N. Shah.

99.1	Press Release dated June 19, 2012.